As filed with the Securities and Exchange Commission on June 10, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GENERAL FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	32-0163571
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No,)

39 East Union Street

Pasadena, California 91103

(626) 584-9722

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher A. Wilson, Esq.

General Counsel, Vice President & Secretary

39 East Union Street

Pasadena, California 91103

Phone: (626) 584-9722 Facsimile: (626) 795-8090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Schwitter, Esq. Paul Hastings LLP 75 East 55th Street New York, New York 10022 (212) 318-6400	Edward S. Best, Esq. Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 701-7100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-195374

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt securities	$12,000,000	$1,545.60

(1)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-195374) (the “Prior Registration Statement”) filed by General Finance Corporation with the Securities and Exchange Commission (the “Commission”) on April 18, 2014, as amended, which was declared effective by the Commission on June 2, 2014, are incorporated herein by reference. The contents of the Prior Registration Statement, including the exhibits and power of attorney thereto, are hereby incorporated by reference.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate principal amount of debt securities being offered by $12,000,000.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith

CERTIFICATION

The Registrant hereby certifies to the Commission that (i) it has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on June 10, 2014), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours on June 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 10th day of June, 2014.

GENERAL FINANCE CORPORATION

By:	/s/ Charles E. Barrantes
Charles E. Barrantes
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Ronald F. Valenta	Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2014

* Charles E. Barrantes	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 10, 2014

* James B. Roszak	Director	June 10, 2014

* Manuel Marrero	Director	June 10, 2014

* David M. Connell	Director	June 10, 2014

* Susan Harris	Director	June 10, 2014

* Larry D. Tashjian	Director	June 10, 2014

* By:	/s/ Christopher A. Wilson
Christopher A. Wilson, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Legal Opinion of Paul Hastings LLP

23.1	Consent of Independent Registered Public Accounting Firm (Crowe Horwath LLP)

23.2	Consent of Independent Registered Public Accounting Firm (Swenson Advisors, LLP)

23.3	Consent of Paul Hastings LLP (contained within Exhibit 5.1)

24	Power of Attorney (included on the signature page to Registration Statement No. 333-195374)